As filed with the Securities and Exchange Commission on July 18, 2001
                                           Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             NEWAGECITIES.COM, INC.
               (Exact name of issuer as specified in its charter)

                   Idaho                                       91-0927532
        (State or other jurisdiction                       (I.R.S. Employer
         of incorporation or organization)                   Identification No.)

           1401 Johnson Ferry Road
               Suite 328, F-36
                 Marietta, GA                                    30062
      (Address of principal executive offices)                 (Zip Code)


                        AGREEMENT WITH JOSEPH ARDITO, JR.
                         AGREEMENT WITH KENNETH SHENKMAN
                            (Full title of the plan)



                          Mr. Joseph Ardito, President
                             NEWAGECITIES.COM, INC.
                             1401 Johnson Ferry Road
                                 Suite 328, F-36
                               Marietta, GA 30062
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                         CALCULATION OF REGISTRATION FEE

                                         Proposed    Proposed
                                         maximum      maximum
                                         offering    aggregate    Amount of
Title of securities      Amount to be    price per   offering    registration
to be registered          registered       share       price         fee

================================================================================

Compensatory Stock Issued to Selling Securityholders

Common Stock, $0.02
par value per share       2,532,195        $0.04      $101,288     $26.00*
-----------------

* Calculated in accordance with Rule 457 based upon the not less than average of the closing bid and asked prices on July 16, 2001.





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



PROSPECTUS


                             NEWAGECITIES.COM, INC.

                        2,532,195 Shares of Common Stock


         This  prospectus  forms  a  part  of  a  registration  statement  which registers an aggregate of 2,532,195 shares of common stock, that are collectively referred to as the "Shares", of newagecities.com, Inc. ("newagecities", "Company", "we", "us" or "our"). The Shares have been issued to Joseph Ardito, Jr., Chief Executive Officer and Dr. Kenneth Shenkman, President of the Company, pursuant to Agreements dated June 30, 2001. Mr. Ardito and Dr.
Shenkman are sometimes referred to collectively as the "selling securityholders." The selling securityholders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by the selling securityholders.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.



         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.


                  The date of this prospectus is July 18, 2001




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



                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following  documents  filed  by  us  with   the   Commission   are
incorporated herein by reference and made a part hereof:

        o Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on May 16, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 29, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on July 17, 2001;

        o     Current Report on Form 8-K filed on April 23, 2001;

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, newagecities.com, Inc., 1401 Johnson Ferry Road, Suite 328, F-36, Georgia 30062.


                                   THE COMPANY

         This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

Additional factors that may affect operating results

         In evaluating us, the following risk factors should be considered:

We have only recently commenced revenue-producing operations and the limited information available about us makes an evaluation of us difficult.

         We have conducted limited operations and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development, particularly those engaged in emerging technologies such as biometrics. There can be no assurance that the company will successfully address such risks, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We have experienced historical losses, have an accumulated deficit and may not become profitable.

         For the fiscal year ended December 31, 2000, and the three months ended March 31, 2001, we experienced net losses of $8,543,479 and $77,740, respectively. In addition, at March 31, 2001, we had an accumulated deficit of $10,560,353. Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing



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



costs, programming and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future.

Our business is capital intensive, particularly with respect to advertising and marketing, and we will require additional financing.

         Our operations are capital intensive and our growth will consume a substantial portion of our available working capital. We may require additional capital in order to fund our operations. Our working capital requirements will depend on a variety of factors, including the timing and rate at which we are able to generate revenues from operations. There can be no assurance that we will not require additional capital sooner as marketing and development activities increase. We do not have any commitments for additional financing and there can be no assurance that such additional funding, if required, will be available, or if available, will be available upon favorable terms. Insufficient funds may prevent us from implementing our business strategy. In the event we raise additional funds through the issuance of equity securities, dilution to the then existing stockholders will result and future investors may be granted rights superior to those of existing stockholders.

We engage in emerging technologies; as a result the market price for the Common Stock may be subject to extreme volatility.

         The market for securities of technology oriented companies, including companies such as ours that participate in emerging markets, has historically been more volatile than the market for stocks in general. As a result, the price of the common stock may be subject to wide fluctuations in response to factors some of which are beyond our control, including, without limitation, the following:

        o         quarter-to-quarter variations in our operating results;
        o         our announcement of material events;
        o price fluctuations in sympathy to others engaged in our industry; and
        o         the effects of media coverage of our business.

         We have a history of losses during our short period of existence. We may never achieve profitability and in that event, we will need to terminate our operations and you may lose your entire investment.

         We only began operations in April 1999. At March 31, 2001, we had no cash and an accumulated deficit of $10,560,353. Although we have began to receive limited revenues, we will continue to incur significant start-up costs as we build up our business. As a result, we expect to continue to incur losses until we are able to significantly increase our client base and revenues. Our potential for future profitability will depend on our ability to increase our client base and our revenues while controlling costs. If we do not begin receiving revenue when expected or we are not able to control our start-up costs, your entire investment in us may be lost.

         Because of these conditions, our independent public accountants have included an explanatory paragraph in their report dated April 6, 2001 expressing doubt about newagecities.com's ability to continue as a going concern.

Because we are still an early stage business, you have a very limited base to evaluate us and determine our prospects for achieving our intended business objectives.

         We are prone to all of the risks involved in setting up any new business venture. You could consider the chances of our future success to be highly speculative in view of our limited operating history, as well as the limited resources, problems, expenses, risks, and complications frequently confronted by similar companies in the early stages of development. This is particularly so for companies in the new and rapidly changing Internet market. To address these risks, we must, among other things:

        o Introduce and successfully execute our business and marketing strategy;

        o Continually update and improve our product and service offerings;

We may need additional capital which may not be available

         We will likely need substantial funds to expand our personnel and operating needs. Our operations are capital intensive and our growth will consume a substantial portion of our available working capital. Depending upon the timing and rate at which we are able to produce revenues from operations, we will require additional capital to fund our operations. We cannot predict whether additional financing, if required, will be available to us on acceptable terms.

We may have difficulty expanding our network infrastructure and managing potential growth

         Further expansion of our operations will be required to address potential growth of our customer base and market opportunities. Expansion will place a significant strain on our management, operational and financial resources. Currently, we have only a limited number of employees and we will need to improve existing and implement new transaction processing, operational and financial systems, procedures and controls, and to expand, train and manage our employee base in order to consider expanding. We will also be required to expand our finance, administrative and operations staff. Further, we will need to enter into relationships with various strategic partners, Web sites, product manufacturers and distributors, and other online service providers. Our failure to expand our computer and network infrastructures and manage growth effectively could have a damaging effect on our business, results of operations and financial condition.

Failure of our internal systems may also damage our operations

         We use internally developed systems to provide our online services and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add additional features and functionality to our services that likely will require us to develop or license additional technologies. While our current systems are capable of meeting anticipated level of use, if we grow substantially, we will need to meet increased traffic which will mean we will constantly need to improve our transaction processing systems. Since we only have limited resources both financially and personnel wise, we could experience major system disruptions, slower response times, reduction in levels of customer service, or disappointed user experiences. Our inability to meet these needs would have a negative effect on our business.

Intense competition is a feature of online commerce and we are a very small factor

         The market for online commerce over the Internet is new, rapidly evolving and intensely competitive. Competition will likely increase in the future. Barriers to entry are relatively low, and current and new competitors can launch new sites at a relatively low cost using commercially available software. As a company with limited resources, we expect to have significant problems in competing.

         We currently or potentially compete with a number of other companies, most of which have considerable advantages over us. We face competition from a number of large online communities and services that have expertise in developing online commerce and online person-to-person interaction. Certain of these potential competitors including Amazon.com, America Online, Inc. and Microsoft Corporation, currently offer a variety of business-to-consumer trading services and classified ad services.

         Other large companies with strong brand recognition and experience in online commerce, such as Cendant Corporation, QVC and large newspaper or media companies, may also compete in the online e-commerce market. Competitive pressures created by any one of these companies, or by our other competitors, could have a damaging effect on our business, results of operations and financial condition.

Brand development is critical and we may not develop a marketing strategy that will produce sufficient recognition

         We believe that establishing recognition of our brand name and service is critical to gaining widespread acceptance of newagecities.com. Promoting and positioning our brand so that customers will recognize and use our services will depend largely on the success of our marketing efforts and our ability to provide high quality services.




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         In order to promote our brand, we will need to financially support our marketing program and increase our financial commitment to creating and maintaining brand loyalty among users. Further, we cannot say that any new users attracted to newagecities.com will conduct transactions on a regular basis. Since the New Age concept applies to a range of products and concepts, people need to associate the newagecities.com name as an important portal for new age products and services. This will require extensive marketing and advertising resources which we do not have presently. We may never have enough funds, skilled marketing personnel or sufficient quality products or services so that members of the new age community will look to newagecities.com as a primary source for these products and services.

         If we are not successful in achieving recognition of the newagecities brand, we will have difficulty maintaining our operations.

Because of our limited operations and resources, we run the risk of not being able to keep up with rapid technological changes in the Internet industry

         The market in which we compete faces rapidly changing technology, evolving industry standards, frequent new service and product introductions and changing customer demands. Because of our limited operations and resources, we are at a disadvantage in keeping up with technological developments. Accordingly, our future success will depend on our ability and having sufficient resources to adapt to rapidly changing technologies. We will also need to adapt our services to evolving industry standards and to continually improve the performance, features and reliability of our service in response to competition and the evolving demands of the marketplace. Meeting these requirements will require substantial expenditures to modify or adapt our services or infrastructure and to hire the needed personnel and management talent familiar with these upgrades. Because of our limited resources, we expect to have greater limitations keeping pace with technological developments than others.

There are risks related to consumer trends and the New Age market which can change rapidly and negatively affect our operations

         The success of newagecities.com will be based on the continued interest of consumers in the New Age industry. Future revenues will depend upon continued demand for the types of goods and psychic services that are listed on newagecities.com 's web sites. The popularity of certain categories of items among consumers may vary over time due to scarcity, value, and social and consumer trends in general.

         A decline in the popularity of psychic services or other items could reduce the overall volume of transactions resulting in reduced revenues. In addition, consumer interest in psychic phenomena may temporarily inflate the volume of certain types of items and services listed on the newagecities.com web sites, placing a strain on our infrastructure and transaction capacity. These trends may also cause major fluctuations in our operating results from one quarter to the next.




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         Any decline in demand for our goods offered through the
newagecities.com web sites due to changes in consumer trends could have a harmful effect on our business, results of operations and financial condition.

Risks associated with activities on newagecities.com's service could expose us to liability

         The law relating to the liability of providers of online services for activities on the service is currently developing. We know that goods, such as alcohol, tobacco, firearms, adult material and other goods may be regulated by local, state or federal authorities. It is also possible that certain of our products and services, ranging from candles and sharp edged objects to psychic services, if used improperly or misunderstood, could result in claims against us.

         Because we are small and have limited resources, we may be unable to prevent the unlawful exchange of goods on our service or avoid civil or criminal liability for unlawful activities carried out by users through our service. Once again, we may not be able to hire the personnel, introduce appropriate technology or keep sufficient track of legal developments to deal with this risks because of our limited resources and experience. Introducing appropriate systems and safeguards may require us to spend substantial resources or to discontinue various service and product offerings. Costs incurred as a result of these matters could have a negative effect on our business, results of operations and financial condition.

Online commerce security risks could prove a burden to us

         Secure transmission of confidential information over public networks is a significant barrier to online commerce and communications. Technological developments could compromise or breach the technology we use to protect customer transaction data.

         Since our activities involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. We may have to spend significant capital and other resources to protect against security breaches or to deal with problems caused by these breaches. We cannot be sure that our security measures will prevent security breaches or our failure to prevent security breaches will not have a harmful effect on our business, results of operations and financial condition.
 Given our limited resources and personnel, we may not have the revenues or capital to develop or acquire the appropriate systems to give sufficient confidence to our customer base.

Governmental regulation of the Internet and other legal uncertainties could affect our business and we may not have the resources to respond

         We and other Internet related companies are not currently subject to direct federal, state or local regulation and laws applicable to commerce on the Internet, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted governing the



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Internet covering issues such as taxation, freedom of expression, pricing, content and quality of products and services, advertising, intellectual property rights, libel, obscenity and personal privacy. As a result of our lack of experience and limited resources, any regulations could have a more damaging effect on our business, results of operations and financial condition.

We may become subject to liability for taxes in connection with our Internet sales which could be burdensome.

         We currently are not required to collect sales or other taxes on Internet sales of products, except in those states where we have a physical presence. Our business could be harmed if additional sales or similar taxes are imposed on us or if jurisdictions in which purchasers of our products require that we collect sales or similar taxes when selling over the Internet. Significant tax requirements could increase our costs associated with Internet sales. Additionally, increased costs associated with taxes passed on to consumers may discourage consumers from making purchases from us.

We are dependent on certain key executive officers

         We are depending greatly on Joseph Ardito and Dr. Kenneth Shenkman, who are our key executives. Mr. Ardito is familiar with New Age market and Dr. Shenkman is knowledgeable on e- commerce and related Internet matters. While we have entered into contractual agreements with them, the loss of either of their services would be highly damaging to us. At this point, we do not have key-man insurance on either of their lives.

Securities and Exchange Commission rules on "penny stocks" could greatly affect the market for our common stock by reducing liquidity and the ability to sell our stock

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock" and be subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors, unless the common stock is listed on The Nasdaq SmallCap Market. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosure to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of shares of our common stock to resell them. While we intend at some future date to list our common stock on the Nasdaq SmallCap Market when we satisfy their various criteria, we cannot predict whether we will ever be able to qualify.




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The Common Stock is thinly traded and an active and visible trading market for the Common Stock may not develop.

         The Common Stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "NACT". The quotation of the Common Stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for the common stock will develop in the future. In the absence of an active trading market:

        o investors may have difficulty buying and selling or obtaining quotations for the common stock;
        o         market visibility for the common stock may be limited; and
        o a lack of visibility for the common stock may have a depressive effect on the market price for the common stock.

It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the Units, including the Risk Factors discussed above.

                       AGREEMENTS WITH JOSEPH ARDITO, JR.
                            AND DR. KENNETH SHENKMAN

General

         On June 30, 2001, newagecities entered into Agreements with Joseph Ardito, Jr., its Chief Executive Officer, and Dr. Kenneth Shenkman, who are both full time employees of newagecities. In consideration for current services and in lieu of certain salaries owed to the selling securityholders, newagecities agreed to issue 1,997,195 shares of its common stock to Joseph Ardito and 605,000 shares of its common stock to Kenneth Shenkman.

Federal Income Tax Effects

         The following discussion applies to the issuance of the Shares and is based on federal income tax laws and regulations in effect on December 31, 2000. It does not purport to be a complete description of the federal income tax consequences of the issuance, nor does it describe the consequences of state, local or foreign tax laws which may be applicable.

         In connection with the issuance of Shares as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any



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person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Shares to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Shares received once the conditions to receipt of the Shares are satisfied.

Restrictions Under Securities Laws

         The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.


                        SALES BY SELLING SECURITYHOLDERS

         The following table sets forth

        o         the name of the selling securityholders,

        o the amount of shares of common stock held directly or indirectly,

        o the maximum amount of shares of common stock to be offered by the selling securityholders,

        o the amount of common stock to be owned by the selling securityholders following sale of the shares of common stock, and

        o the percentage of shares of common stock to be owned by the selling securityholders following completion of such offering.




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                                                                Percentage
                                               Shares to be     to be Owned
Name of Selling     Number of      Shares to    Owned After        After
Securityholders   Shares Owned    be Offered     Offering        Offering
---------------   ------------    ----------    ------------    -----------

Joseph Ardito      3,197,195      1,997,195      1,200,000         12.0 %
Kenneth Shenkman     974,500        605,000        349,500          4.1%


                              PLAN OF DISTRIBUTION

         The Shares covered by this prospectus may be distributed from time to time by the selling securityholders in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling Securityholders in connection with sales of securities.

         The selling securityholders may sell the securities in one or more of the following methods, which may include crosses or block transactions:

         o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling Securityholders to its partners or members, subject to rules relating to sales by affiliates;

        o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.




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



         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling securityholders may arrange for other brokers or dealers to participate. The selling securityholders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of the selling securityholders, to the extent required, a prospectus is to delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling securityholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have provided each of the selling securityholders with a copy of these rules. We have also told the selling securityholders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

         Sales of securities by us and the selling securityholders or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 45,000,000 shares of common stock, $.02 par value per share. As of July 1, 2001, there were issued and outstanding, 8,034,658 shares of common stock and no shares of preferred stock.

         Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

Transfer Agent

         The transfer agent and registrar for our common stock is American Securities Transfer & Trust, Inc. 12039 West Alameda Parkway, Lakewood, CO 80288. Telephone number (303) 234-5300.

                                     EXPERTS

         Our consolidated financial statements appearing in our Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2000 and December 31, 1999, have been audited by Feldman Sherb & Co., P.C. Independent Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Feldman Sherb & Co., P.C., pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.


                                 INDEMNIFICATION

         The Idaho Business Corporation Act allows us to indemnify our officers and directors from liability incurred in furtherance of their duties under certain circumstances. In criminal proceedings, Idaho law states that we may indemnify an officer or director if he or she acted in good faith and reasonably believed that his or her conduct was in the best interests of the corporation if he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, Idaho law requires us to indemnify directors, who succeed on the merits of any defense proceeding or in any defense proceeding to which he or she was party because he or she was a director of the corporation for reasonable expenses incurred in connection with the proceeding. If we chose to indemnify our officers and directors in accordance with the provisions of the Idaho Business Corporation Act, our financial resources may be significantly affected.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and

Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.


                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.           Incorporation of Documents by Reference

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

        o Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on May 16, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 29, 2001;

        o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on July 17, 2001;

        o     Current Report on Form 8-K filed on April 23, 2001;

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, newagecities.com, Inc.,1401 Johnson Ferry Road, Suite 328, F-36, Marietta, Georgia 30062.

ITEM 4.           Description of Securities

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.           Interests of Named Experts and Counsel

         Not Applicable.

ITEM 6.           Indemnification of Directors and Officers

         The Idaho Business Corporation Act allows us to indemnify our officers and directors from liability incurred in furtherance of their duties under certain circumstances. In criminal proceedings, Idaho law states that we may indemnify an officer or director if he or she acted in good faith and reasonably believed that his or her conduct was in the best interests of the corporation if he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, Idaho law requires us to indemnify directors, who succeed on the merits of any defense proceeding or in any defense proceeding to which he or she was party because he or she was a director of the corporation for reasonable expenses incurred in connection with the proceeding. If we chose to indemnify our officers and directors in accordance with the provisions of the Idaho Business Corporation Act, our financial resources may be significantly affected.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.           Exemption From Registration Claimed

         Inasmuch as the recipient of the Shares was knowledgeable and sophisticated, had access to relevant information pertaining to newagecities.com and had the ability to fend for himself, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.

ITEM 8.           Exhibits

         10.1     Agreements with Joseph Ardito, Jr. and Dr. Kenneth Shenkman

         23.1     Consent of Independent Certified Public Accountants.

--------------------
*        Filed herewith.



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



ITEM 9.           Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  a.       To include any prospectus required by section 10(a)
(3) of the Securities Act of 1933;

                  b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or n the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Marietta, State of Georgia, on the 18th day of July, 2001.

                                                     NEWAGECITIES.COM, INC.


                                                   By:/s/Joseph Ardito, Jr.
                                                        ------------------------
                                                         Joseph Ardito, Jr.,
                                                         Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                    Title                           Date


                                 Chief Executive Officer
/s/Joseph Ardito                 Director and Principal            July 18, 2001
----------------------------     Executive Officer
Joseph Ardito



                                 President, Director and
/s/Kenneth Shenkman              Principal Financial and
---------------------------      Accounting Officer                July 18, 2001
Kenneth Shenkman



/s/Stanley Siegel
---------------------------
Stanley Siegel                   Director                          July 18, 2001